                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation of our report, dated March 18, 2000, except for Note 12 as to which the date is July 20, 2000 and Note 13 as to which the date is July 25, 2000 relating to the combined financial statements of Entravision Communications Company, L.L.C. and its combined affiliates, included in this Current Report on Form 8-K/A of Univision Communications, Inc. dated October 20, 2000 in the previously filed Registration Statements of Univision Communications, Inc. on Form S-8 (File Nos. 333-34559, 333-47017 and 333-56595).

                                          /s/ McGLADREY & PULLEN, LLP

Pasadena, California
October 17, 2000